                                                                     Exhibit 21

                                                       Additional Names under
                                     State of        which Subsidiary Conducts
    Name of Subsidiary             Incorporation               Business
--------------------------------------------------------------------------------
Allin Consulting of Pennsylvania,    Pennsylvania        Bank Consulting Services,
Inc.                                                     Allin Consulting
Allin Corporation of California      California          Allin Consulting
Allin Interactive Corporation        Delaware            Allin Interactive
Allin Digital Imaging Corp.          Delaware            Allin Digital
Allin Network Products, Inc.         California          Erie Computer Company
Allin Holdings Corporation           Delaware

Except as noted above, each subsidiary does business exclusively under its corporate name, with or without the corporate indicator.



                                                                       Exh. 21-A